Exhibit 10(j)



      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. THE PRINCIPAL AMOUNT OF THIS NOTE, AND INTEREST IN RESPECT THEREOF, IS SUBORDINATED TO THE PAYMENT OF ALL SENIOR INDEBTEDNESS AS PROVIDED HEREIN AND IS SUBJECT TO SET-OFF, AS DESCRIBED IN THIS NOTE.

                            PAMCO HOLDINGS, INC.

                      NON-NEGOTIABLE SUBORDINATED NOTE
                             DUE JUNE 30, 2001


 $2,116,000                                                  Chicago, Illinois
 ----------                                                       May 20, 1994

         FOR VALUE RECEIVED, the undersigned, PAMCO HOLDINGS, INC., a Delaware corporation (together with its successors, the "Corporation"), hereby promises to pay to the MSB Family Trust, (together with its successors and permitted assigns, the "Holder"), at the Holder's office at 2146 Valley Road, Northbrook, Illinois 60062, the aggregate principal amount of TWO MILLION ONE HUNDRED SIXTEEN THOUSAND DOLLARS ($2,116,000) on the installment dates listed in Section 1.2 hereof. Certain capitalized terms are used in this Note as defined in Section 7.

Section 1.  Payment.

     1.1 Interest. Subject to Section 3, the outstanding principal amount of this Note shall bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a rate equal to eight percent (8%) per annum from (but excluding) the date hereof to (and including) the Maturity Date. Subject to Section 3, such interest shall be payable (i) semi-annually in arrears, with respect to each six month period (or portion thereof) ending on June 30 or December 31 on the 120th day following the end of such six month period ("Interest Payment Dates"), commencing with the period ending December 31, 1994, and (ii) on the Maturity Date.

     1.2 Principal. Subject to Section 3, the corporation shall pay, on June 30, 2000, an installment of principal on this Note equal to $1,058,000 (or such lesser principal amount then outstanding), and on June 30, 2001, the entire then outstanding principal amount of this Note.

     1.3 Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal and any other Amounts Payable hereunder shall accrue during such extension and shall be payable on such succeeding Business Day.

Section 2.  Prepayments; suspension of Payment.

     2.1 Optional Prepayment. The Corporation shall have the right to prepay the principal amount of this Note in whole or in part at any time, or from time to time, without payment of any premium or penalty whatsoever, provided that any such prepayments shall be accompanied by all interest accrued on this Note to the date of prepayment, and any such prepayment shall be applied to reduce the Corporation's principal payment obligations under Section 1.2 in the order of maturity of such payment obligations; provided, however, that so long as any senior Indebtedness remains outstanding and unpaid, any commitment to provide Senior Indebtedness is outstanding, or any other amount is owing to the holders of Senior Indebtedness, this Note may not be prepaid in whole or in part, without the written consent of the holders of Senior Indebtedness.

     2.2 Suspension of Payment. The Corporation shall be entitled to suspend payment of any Amounts Payable hereunder for any obligations or liabilities of the Holder to the Corporation or any claims by the Corporation against the Holder including, without limitation, any obligations or liabilities to the Corporation under the Subscription Agreement, the Purchase Agreement (subject to the provisions of Section
11.01 of the Purchase Agreement) or the Noncompetition Agreement. Upon (i) consent by the Holder; (ii) adjudication to a final nonappealable judgment or settlement of a claim by a third party against the Corporation (which forms the basis of the Corporation's claim against Holder); or (iii) adjudication to a final nonappealable judgment or settlement of a claim by the corporation against the Holder (which is not based on a third party claim), the Corporation shall have the right to set off and reduce any Amounts Payable hereunder (including amounts previously suspended) for any obligations or liabilities of the Holder to the Corporation or any claims by the Corporation against the Holder including, without limitation, any obligations or liabilities to the Corporation under the Subscription Agreement, the Purchase Agreement or the Noncompetition Agreement. Any suspension, set off or reduction shall apply to the next payment due and, if principal and interest are both then due and payable, the suspension, set off or reduction shall apply to interest first. In the event that any amount or part of any amount of principal suspended is ultimately set off, no interest shall be paid after the date of suspension on the amount or part of the amount of principal ultimately set off. The Holder, by accepting this Note, hereby acknowledges and agrees to the foregoing provisions and any subsequent transferee or successor shall be bound by the foregoing. For purposes of this Section 2.2, Holder shall include Michael
S. Blechman regardless of the current or then actual holder.

     Section 3. Free Cash Flow; Penalty Interest Provisions.

     3.1 Payment Limitation. Notwithstanding any other provision of this Note, the Corporation shall only be required to pay interest, principal or any other Amounts Payable in respect of this Note if and to the extent the Corporation's Free Cash Flow for the Corporation's four quarters immediately preceding the required payment date is sufficient to make such payment and all payments due under the Other Seller Subordinated Note; provided, however, the December 31, 1994 payment shall be based on the Short Year. If the Corporation's Free Cash Flow for such four quarters (or the Short Year in the case of the December 31, 1994 payment) is not sufficient to make such payments and all payments due under the Other Seller Subordinated Note, then such payments will not be made nor be required to be made under this Note when otherwise due, and the Corporation's payment obligation under this Note with respect to such payments will be deferred as provided in this Section 3, and such deferral of payment will not be an Event of Default under this Note, provided that the Maturity Date will not be deferred under this Section 3 for more than two years (i.e. not later than June 30, 2003), at which time, all principal of, interest on and other Amounts Payable in respect of this Note will be due and payable (A) without further regard to this Section 3.1, but (B) with regard to Sections 3.3 and 3.4.

     3.2 Interest Limitation. If, as a result of Section 3.1, the Corporation does not pay interest on an Interest Payment Date, then such interest will be deferred and be paid pursuant to Section 3.4; provided, that if the Penalty Interest Provisions of Section 3.5 are waived by Holder, the deferred interest shall not bear interest and the amount of such deferred interest in the aggregate will not in any event exceed $1,100,320 ("Maximum Interest"). Any deferred interest that exceeds the Maximum Interest will not accrue or be payable under this Note and will be automatically eliminated.

     3.3 Principal and Amounts Payable Deferral. If, as a result of Section 3.1, the Corporation does not pay principal or any other Amounts Payable (other than interest) on any required payment date, then such principal and Amounts Payable will be deferred and not be due or payable until the Maturity Date. If the Penalty Interest Provisions of Section 3.5 are waived, the deferred principal and Amounts Payable will not bear interest.

     3.4 Interest Deferral. If, as a result of Section 3.1, the Corporation does not pay interest on any required payment date, then such interest will be deferred and not be due or payable until (i) the Corporation has paid all accrued interest on and other charges or expenses in connection with Senior Indebtedness, and (ii) the amount of outstanding obligations for principal to holders of Senior Indebtedness is equal to or less than (A) the maximum amount of outstanding obligations for principal due holders of Senior Indebtedness at any time after the issuance of this Note less (B) $21,500,000. If the Penalty Interest Provisions of Section 3.5 are waived, the deferred interest will not bear interest.

     3.5 Penalty Interest Provisions. Notwithstanding any provision of this Note to the contrary, unless waived by the Holder, the following penalty interest provisions (the "Penalty Interest Provisions") shall apply.

          (a) If interest due under this Note is deferred pursuant to
     Section 3 or payment is prohibited pursuant to Section 6.2, then such deferred interest shall accrue interest at a rate of ten percent (10%) per annum compounded annually until paid.

          (b) If principal is deferred pursuant to Section 3 or payment is prohibited pursuant to Section 6.2, such deferred principal shall accrue interest at a rate of eight percent (8%) per annum compounded annually until paid.

          (c) The cap on interest in Section 3.2 shall not apply.

          (d) Any payments under this Note shall first be applied to interest on which additional interest is accruing and being compounded prior to being otherwise allocated as provided in Section 3.6.

     3.6 Allocation. If the Corporation's Free Cash Flow for any four quarters is sufficient to pay some, but not all, of the required payments under this Note and the required payments due under the Other Seller Subordinated Note, then such available Free Cash Flow will be allocated first to required principal payments if then due, second to required interest payments, and then to required payments of any other Amounts Payable, provided, further, such available Free Cash Flow will be allocated 52.9% to this Note and 47.1 the Other Seller Subordinated Note.


     Section 4. Covenants. The Corporation covenants and agrees that, so long as any Amounts Payable under this Note remains unpaid:

     4.1 Information. The Corporation shall provide to the Holder, as soon as practicable and in any event within 120 days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles, which will include a calculation of Free Cash Flow for that fiscal year.

     4.2 Merger. The Corporation will not consolidate or merge with or into any other corporation, other than (a) the merger or consolidation of a Subsidiary with or into the Corporation, (b) a merger pursuant to which the Corporation is the surviving corporation, or (c) a merger or consolidation in which the Corporation is not the surviving corporation and pursuant to which the surviving or consolidated entity assumes the Corporation's covenants and obligations under this Note.

     4.3 Sale of Assets. The Corporation will not sell or otherwise dispose of all or substantially all of its assets in a single transaction or series of related transactions unless (a) in connection therewith this Note is prepaid, or (b) the acquiring entity expressly assumes the Corporation's obligations under this Note. Upon the assumption by the acquiring entity of the Corporation's obligations under this Note, the Corporation shall be released and discharged from its obligations and liabilities hereunder, without the requirement of further notice or consent from the Holder, provided, however, if the acquiring entity does not have (i) a net worth (total assets less total liabilities) immediately after acquiring the assets of the Corporation that is equal to or in excess of the greater of
(A) the net worth of the Corporation immediately prior to the sale or disposal or (B) $1,000,000; and (ii) a Required Ratio (as defined below) less than or equal to 4-3: 1, then the Corporation shall not be released or discharged without the consent of the Holder, which consent shall not be unreasonably withheld. "Required Ratio" shall mean (x) the total of all interest bearing indebtedness for borrowed money less all Amounts Payable under this Note and under the other Seller Subordinated Note divided by (y) all Amounts Payable under this Note and under the Other Seller Subordinated Note plus net worth.


     Section 5. Defaults.

     5.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Corporation shall fail to pay within ten Business Days of the due date thereof any principal of this Note or shall fail to pay within ten Business Days of the due date thereof any interest or any other Amounts Payable hereunder and the same shall not have been cured within 20 days after written notice thereof has been given by the Holder to the Corporation;

          (b) the Corporation shall fail to observe or perform any covenant or agreement contained in this Note (other than those covered by clause (a) above) and the same shall not have been cured within 45 days after written notice thereof has been given by the Holder to the Corporation, provided, however, an Event of Default shall not have occurred or be continuing if efforts to cure have commenced within such 45 days and if such efforts to cure continue to be diligently pursued after expiration of such 45 day period;

          (c) the Corporation shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

          (d) an involuntary case or other proceeding shall be commenced against the Corporation seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Corporation under the Federal bankruptcy laws as now or hereafter in effect;

then, and in every such event subject to the provisions of Section 6, the Holder may, by notice to the Corporation and to the holders of Senior Indebtedness, declare the principal amount of this Note together with accrued interest thereon, to be, and such amounts and all other Amounts Payable shall thereupon become, due and payable on the tenth Business Day following delivery of such notice to the Corporation and to the holders of Senior Indebtedness without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Corporation; provided, that (x) the Events of Defaults specified in paragraphs (a) and (b) will be subject to Section 3, and (y) in the case of any of the Events of Default specified in paragraph (c) or (d), the entire principal and all other Amounts Payable shall immediately (and without notice) become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Corporation.

     Section 6. Subordination.

     6.1 Loans Subordinated to Senior Indebtedness. Notwithstanding any provision of this Note to the contrary, the Corporation covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that all Amounts Payable shall be subordinated to the extent set forth in this Section 6 to the prior payment in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness (except with respect to payments already made in proper and full compliance with the terms of this Note). This Section 6 shall constitute a continuing offer to and covenant with all persons who become holders of, or continue to hold, Senior Indebtedness (irrespective of whether such senior Indebtedness was created or acquired before or after the issuance of this Note). The provisions of this Section 6 are made for the benefit of all present and future holders of Senior Indebtedness (and their successors and assigns), and shall be enforceable by them directly against the Holder.

     6.2  Priority and Payment Over of Proceeds in Certain Events.

          (a) Upon any payment or distribution of assets of the Corporation, whether in cash, property, securities or otherwise, in the event of any dissolution, winding up or total or partial liquidation, reorganization, arrangement, adjustment, protection, relief or composition, or assignment for the benefit of creditors of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of all or part of the assets and liabilities of the Corporation (the foregoing events herein collectively referred to as an "Insolvency Event"), all Senior Indebtedness shall first be paid in full, in cash, or payment provided for in cash equivalents in a manner satisfactory to the holders of Senior Indebtedness, before the Holder shall be entitled to receive any payment or distribution of assets of the Corporation relating to any Amounts Payable. Upon any Insolvency Event, any payment or distribution of assets of the Corporation (not previously made in proper and full compliance with the terms of this
     Note), whether in cash, property, securities or otherwise, to which the Holder would be entitled relating to any Amounts Payable, except for the provisions of this Section 6, shall be made by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representatives for application to the payment or prepayment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          (b) If (x) there has occurred and is continuing a default in the payment of all or any portion of any Senior Indebtedness, unless and until such default shall have been cured or waived, the Corporation shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion thereof) for cash, property, securities or otherwise; or (y) an event (not involving the non-payment of any Senior Indebtedness) shall have occurred or, with the giving of notice, or passage of time, or both, would occur, that would allow holders of any Senior Indebtedness to accelerate or otherwise demand the payment thereof, and the holders of the Senior Indebtedness give notice of such event to the Corporation and the Holder (the date that such notice is received by the Corporation is the "Notice Date"), the Corporation shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion hereof) for cash, property, securities or otherwise during the period (the "Blockage Period") commencing on the Notice Date and ending on the earlier of (1) two years after the Notice Date if at the end of such two year period such event is not the subject of judicial proceedings and such Senior Indebtedness shall not have been accelerated, (2) the date such event is cured or waived to the satisfaction of the holders of the Senior Indebtedness, (3) the date the holders of such Senior Indebtedness shall have given notice to the Corporation of the voluntary termination of the Blockage Period, or
     (4) June 30, 2003. By virtue of accepting this Note and the benefits hereof, during any time period during which payment of any part of Amounts Payable due under this Note is prohibited by any of the terms of this Note, the Holder shall not be entitled, and will not take any action, including any judicial process, to accelerate, demand payment or enforce any Indebtedness in respect of this Note or any other claim with regard to any Amounts Payable until after June 30, 2003. For purposes of clause (x) of the first sentence of this Section 6.2(b),
     (A) no default in the payment of the principal portion of the Senior Indebtedness shall be considered to have occurred so long as principal payments in at least the amounts set forth in Exhibit A have occurred (and such amounts have not been reborrowed by the Corporation); and
     (B) any payments of principal on the Senior Indebtedness shall be considered payments of the principal amounts set forth in Exhibit A in the order of maturity.

          (c) If, notwithstanding the foregoing provisions of Section 6 prohibiting payments or distributions, the Holder shall have received any payment of, or on account of, any Amounts Payable that was prohibited by this Section 6, before all Senior Indebtedness shall have been paid in full, then and in such event such payments or distributions shall be received and held in trust for the holders of the Senior Indebtedness and promptly paid over or delivered to the holders of the Senior Indebtedness remaining unpaid thereof to the extent necessary to pay in full, in cash or cash equivalents satisfactory to the holders of the Senior Indebtedness, such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness, provided, that any such payment which is, for any reason, not so paid over or delivered shall be held in trust by the Holder for the holders of Senior Indebtedness.

          (d) So long as any Senior Indebtedness remains outstanding, or the commitment to make credit extensions of said Senior Indebtedness shall not have been terminated, the Holder will not be entitled to take, demand or receive, directly or indirectly, by setoff, redemption, purchase or in any manner, any voluntary prepayment or other payment of any Amounts Payable in amounts or in a manner which are in violation of the provisions of this Section 6.

          (e) Upon any payment or distribution of assets referred to in
     Section 6.2(a), the Holder shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution of assets, delivered to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution of assets, the holders of Senior Indebtedness and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

     6.3  Rights of Holders of Senior Indebtedness Not To Be Impaired, etc.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Corporation, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          (b) This Section 6 may not be amended without the written consent of each holder of the Senior Indebtedness and of the Holder, and any purported amendment without such consent shall be void. No holder of Senior Indebtedness shall be prejudiced in such holder's right to enforce the subordination and other terms and conditions of this Note by any act or failure to act by the Corporation or anyone in custody of its assets or property.

     6.4 Subrogation. Subject to and upon the payment in full of all Senior Indebtedness, the Holder shall be subrogated, to the extent of payments or distributions made to the holders of Senior Indebtedness pursuant to or by reason of this Section 6, to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Corporation made on such Senior Indebtedness until all amounts due under this Note shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 6, and no payment over pursuant to the provisions of this Section 6 to holders of such Senior Indebtedness by the Holder, shall, as among the Corporation, its creditors (other than holders of such Senior Indebtedness) and the Holder be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 6 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holder, on the other hand.

     6.5 Obligations of the Corporation Unconditional. Nothing contained in this Note is intended to or shall impair, as between the Corporation and the Holder, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holder all Amounts Payable, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holder and other creditors of the Corporation (other than the holders of Senior Indebtedness), except as provided in Section 6.2(b).

     6.6 Section 6 Not To Prevent Events of Default. The failure to make a payment of any Amount Payable by reason of any provision of this Section 6 shall not be construed as preventing the occurrence of an Event of Default under Section 5.1 hereof, except as provided in Section 6.2(b).

     6.7 Additional Rights of Holders of Senior Indebtedness. If the Senior Indebtedness has not been paid in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, at a time in which the corporation is subject to an Insolvency Event, (a) the holders of the Senior Indebtedness are hereby irrevocably authorized, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such Insolvency Proceeding and give acquittance therefor and to file claims and proofs of claim, as their interests may appear, and (b) the Holder shall duly and promptly take, for the account of the holders of the Senior Indebtedness, as their interests may appear, such actions as the holders of the Senior Indebtedness may request to collect and receive all Amounts Payable by the Corporation in respect of this Note and to file appropriate claims or proofs of claim in respect of this Note. Upon request by the Corporation, the Holder of this Note shall deliver to the holders of Senior Indebtedness or parties contemplating becoming holders of Senior Indebtedness a written statement confirming that (i) the provisions (including the subordination provisions) of this Note are in full force and effect; and (ii) that such party is or will be entitled to rely upon and enjoy the benefits of the provisions (including the subordination provisions) of this Note as a holder of Senior Indebtedness.

     6.8 Senior Indebtedness Changes. By virtue of accepting this Note and the benefits hereof, the Holder hereby waives any and all notice of renewal, extension or accrual of any of the Senior Indebtedness, present or future, and agrees and consents that without notice to or consent of the
Holder: (a) the obligations and liabilities of the Corporation or any other party or parties under the Senior Indebtedness may, from time to time, in whole or in part, be renewed, refinanced, replaced, extended, refunded, modified, amended, accelerated, compromised, supplemented, terminated, increased, decreased, sold, exchanged, waived or released; (b) the holders of Senior Indebtedness and their representatives may exercise or refrain from exercising any right, remedy or power granted by any document creating, evidencing or otherwise related to the Senior Indebtedness or at law, in equity, or otherwise, with respect to the Senior Indebtedness or in connection with any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith); (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Senior Indebtedness, and any rights or remedies of the holders of Senior Indebtedness and their representatives in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, perfected, unperfected, waived or extended by the Holders and their representatives; (d) any balance or balances of funds with any holder of Senior Indebtedness at any time standing to the credit of the Corporation or any guarantor of any of the Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released; all as the holders of Senior Indebtedness, their representatives or any of them may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to the Senior Indebtedness provided for herein; and (e) the corporation may incur any amount or type of Senior Indebtedness (including Senior Indebtedness owed to Affiliates), or modify, restate, refinance, replace or amend any Senior Indebtedness from time to time, on terms and conditions acceptable to the Corporation, without notice to or approval by the Holder. Notwithstanding anything above to the contrary, the amount of Senior Indebtedness shall not exceed $30,000,000.

     6.9 Waivers. In the event the holders of Senior Indebtedness elect to exercise their remedies to liquidate any collateral given to secure the Senior Indebtedness, the Holder hereby waives any right it may have to contest the validity of or the value obtained as a result of the exercise of remedies by the holders of Senior Indebtedness, including, but not limited to, a foreclosure, a sale pursuant to the Uniform Commercial Code or the acceptance by the holders of Senior Indebtedness in lieu of foreclosure. The Holder further waives any right it may have either in or out of any bankruptcy or similar proceeding to challenge any action taken by the holders of Senior Indebtedness as either a preference or fraudulent conveyance and further agrees not to take any active role in such a proceeding other than the filing of claim in any such proceeding, which claim shall be subordinate (to the extent set forth above) to the claims of the holders of Senior Indebtedness.

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     Section 7. Definitions. For purposes of this Note, the following terms have the meanings set forth below.

         "Affiliate" means Jordan Industries, Inc. and its respective direct and indirect Subsidiaries, and any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with them.

         "Amounts Payable" means all principal of, interest on, premium, if any, fees, costs, expenses, indemnities or any other amounts due from the Corporation under this Note, and all claims against or liabilities of the Corporation in respect of this Note.

         "Business Day" means any day except a Saturday, Sunday or other days on which commercial banks in New York City are required or authorized by law to close.

         "Capital Expenditures" means the capital expenditures of the Corporation, determined in accordance with generally accepted accounting principles, consistently applied.

         "Closing Date" shall mean the date on which the transactions contemplated by the Purchase Agreement are consummated.

         "Default" means any condition or event that constitutes an Event of Default or that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Free Cash Flow" means for any four quarter period (or the Short Year in the case of the December 31, 1994 interest payment), (i) the consolidated net income (or net deficit) of the Corporation and its subsidiaries (excluding, however, (A) all extraordinary and other non-recurring items of income, but not loss, and (B) all interest income as reflected in the Corporation's financial statements); plus (ii) interest (including deferred financing fees and expense) and other expense in respect of the Corporation's Indebtedness (including intercompany Indebtedness or Indebtedness owed to Affiliates) charged, accrued or otherwise allocated against such net income; plus (iii) expenses for amortization charged, accrued or otherwise allocated against such net income (including amortization of the noncompetition payment made pursuant to the Noncompetition Agreement); plus (iv) expenses for depreciation (including increased depreciation and increased inventory values resulting from purchase accounting in connection with acquisitions and business combinations) charged, accrued or otherwise allocated against such net income; plus (v) any reductions in Working Capital from the beginning to the end of such period; minus (vi) payments of interest and principal on Indebtedness (other than required interest and principal payments on this Note and the Other Seller Subordinated Note paid or accrued during the last (i.e., most recent) two quarters of such four quarter period, and, with respect to the Short Year, other than all interest and principal payments on this Note and the Other Seller Subordinated Note paid or accrued during the Short Year) paid or accrued during such period or otherwise payable on the applicable payment date, provided, however, without the prior consent of Holder, (A) the aggregate amount of the principal payments on the Senior Indebtedness included in this calculation of Free Cash Flow shall equal the amount set forth in Exhibit A for the period in question, whether or not paid during such period; and (B) the amount of interest on Senior

Indebtedness shall not exceed that amount that would be paid or accrued if rate of interest was 10.75% per annum (or 12.75% per annum if such rate is then being paid pursuant to the terms of such Senior Indebtedness); minus
(vii) any increases in Working Capital from the beginning to the end of such period; minus (viii) Capital Expenditures during such period. Free Cash Flow will reflect expenses resulting from the Management Consulting Agreement between the Corporation and TJC Management Corporation and the Management Consulting Agreement between the Corporation and J2, Inc. Free Cash Flow will be determined by the Corporation's Board of Directors by reference to the Corporation's financial statements, prepared in accordance with generally accepted accounting principles, consistently applied. Free Cash Flow shall always be calculated on the basis of the rolling four quarters prior to the date for which Free Cash Flow is being calculated.

         "Indebtedness" means any indebtedness (including, without limitation, Senior Indebtedness) whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition.

         "Maturity Date" means June 30, 2001 subject to extension to a later date as provided by the terms of this Note, but in no event shall it mean a date later than June 30, 2003.

         "Noncompetition Agreement" means the Employment and Noncompetition Agreement between the Corporation and Michael S. Blechman dated as of the Closing Date.

         "Note" means this Non-Negotiable Subordinated Note due June 30,
2001.

         "Other Seller Subordinated Note" shall mean the Non-Negotiable Subordinated Note in the original principal amount of $1,884,000 issued by the Corporation to the Michael Scott Blechman Family Trust on the Closing Date.

         "Purchase Agreement" means the Agreement for Purchase and Sale of Stock dated as of May 19, 1994, among Marc Z. Samotny and Michael S. Blechman, as co-trustees of the Michael Scott Blechman Family Trust UTI dated August 12, 1981, as amended, Calvin Eisenberg and Michael S. Blechman, as co-trustees of the MSB Family Trust dated June 25, 1993, as amended, Michael S. Blechman and the Corporation as the same has been or may be amended from time to time.

         "Senior Indebtedness" shall mean the principal, interest (including any interest accruing subsequent to an event specified in Sections 5.1(c) and .5.1(d)), premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities, and other amounts due on or in connection with any Indebtedness of the Corporation (including, without limitation, intercompany Indebtedness), now or herewith incurred, or any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals or extensions of such Indebtedness, and any amounts owed in respect of any Indebtedness incurred in refinancing, replacing or refunding the foregoing (including any refinancing, replacing or refunding with new lenders), unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to this Note, provided, however, in no event shall the amount of Senior Indebtedness exceed $30,000,000. Indebtedness owed to Affiliates will be Senior Indebtedness for purposes of this Note. Notwithstanding anything herein to the contrary, Senior Indebtedness shall include any payables, accrued expenses, fees or other amounts due to J2, Inc., Jordan Industries, Inc., TJC Management Corporation or any affiliate of such entities. Notwithstanding anything herein to the contrary, none of the obligations or liabilities under or in connection with the Other Seller Subordinated Note or this Note shall be included in Senior Indebtedness.

         "Short Year" shall mean the period between the Closing Date and December 31, 1994.

          "Subscription Agreement" means the Subscription Agreement between the Corporation, J2, Inc. and Michael S. Blechman dated as of the Closing Date.

         "Subsidiary" of a person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such person.

         "Working Capital" means the difference of (a) the sum of Corporation's net account receivables, inventories (net of reserves), and prepaid expenses, minus (b) the sum of accounts payable and accrued expenses, determined in accordance with generally accepted accounting principles, consistently applied.

     Section 8. Miscellaneous.

     8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed or sent by overnight courier, upon receipt thereof, as follows:

                  If to the Corporation to:

                           Thomas H. Quinn
                           David C. Makarewicz
                           James A. McNair
                           c/o J2, Inc.
                           ArborLake Centre, Suite 550
                           1751 Lake Cook Road
                           Deerfield, Illinois 60015
                           Telephone: 708-945-5591
                           Telecopier: 708-945-5698
                  with a copy to:

                           G. Robert Fisher, Esq.
                           Thomas A. Gerke, Esq.
                           Smith, Gill, Fisher & Butts,
                             a Professional Corporation
                           1200 Main Street, Suite 3500
                           Kansas City, Missouri 64105
                           Telephone:  816-474-7400
                           Telecopier:  816-391-7600

                  If to the Holder, to:

                           Michael S. Blechman
                           2146 Valley Road
                           Northbrook, Illinois 60062
                           Telephone:     708-291-6646
                           Telecopier:    708-291-6787

                  with a copy to:

                           Calvin Eisenberg, Esq.
                           Marc Z. Samotny, Esq.
                           Levenfeld, Eisenberg, Janger,
                              Glassberg, Samotny & Halper
                           33 West Monroe Street
                           Chicago, Illinois 60603
                           Telephone:     312-346-8380
                           Telecopier:    312-346-8434

Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

     8.2 No Waivers. No failure or delay by the Holder in exercising any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the corporation in any case shall entitle the Corporation to any other or further notice or demand in related or similar circumstances requiring such notice.

     8.3 Amendments and Waivers. Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Corporation and the Holder.

     8.4 Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Holder and its respective successors and permitted assigns. Without the prior written consent of the Corporation and the holders of Senior Indebtedness, the Holder of this Note agrees that it will not (a) sell, assign, pledge or otherwise transfer, in whole or in part, directly or indirectly, this Note or any interest therein or (b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon this Note. Such consent shall not be unreasonably withheld in connection with a request for an assignment involving a spouse of Michael S. Blechman or an assignee who is the mother of Michael S. Blechman or lineal descendants of the mother of Michael S. Blechman or an inter-vivos trust for the benefit of such spouse, mother or lineal descendant. Without limitation, reasonable conditions to any transfer may include the requirement for an opinion of counsel as to compliance of any requested assignment with applicable federal and state securities laws. If requested by a holder of Senior Indebtedness as part of any consent, the assignee or transferee of the Holder shall agree in writing to be bound by all of the terms of this Note. The holder hereof hereby waives proof of reliance hereon by the holders of Senior Indebtedness.

     8.5 Replacement Note. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Corporation from the Holder and upon reimbursement to the Corporation of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Corporation will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

     8.6 Company Obligations. The Holder agrees and acknowledges that this Note and the Corporation's obligations hereunder and for all Amounts Payable are solely obligations and liabilities of the Corporation. None of the Corporation's directors, officers, employees, stockholders, advisors, consultants and affiliates or any other persons shall be obligated or liable in respect of this Note or any Amounts Payable, and Holder hereby releases them from any such obligation of liability.

     8.7 LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. SUBJECT TO SECTION 8.8, THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN CHICAGO, ILLINOIS. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORM IN THIS SECTION 8.7 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

     8.8 ARBITRATION. THE HOLDER HEREBY WAIVES AND SHALL NOT SEEK JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS NOTE. THE HOLDER AGREES THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS NOTE, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS NOTE, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN SECTION 8.7 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

                                PAMCO HOLDINGS, INC.



                                By:
                                   ----------------------------------------
                                       James A. McNair, Vice President


                                EXHIBIT A TO
                      NON-NEGOTIABLE SUBORDINATED NOTE

                  Senior Indebtedness - Principal Amounts
                      (stated in millions of dollars)


Second            First           Second          First           Second          First           Second          First
6 Mo.             6 Mo.           6 Mo.           6 Mo.           6 Mo.           6 Mo.           6 Mo.           6 Mo.
1994              1995            1995            1996            1996            1997            1997            1998
----              ----            ----            ----            ----            ----            ----            ----

0.500             0.500           0.700           0.700           0.950           0.950           1.250           1.250


Second            First           Second          First           Second          First           Second          First
6 Mo.             6 Mo.           6 Mo.           6 Mo.           6 Mo.           6 Mo.           6 Mo.           6 Mo.
1998              1999            1999            2000            2000            2001            2001            2002
----              ----            ----            ----            ----            ----            ----            ----

1.575             1.575           0.950           0.950           1.350           1.350           2.850           2.850


Second
6 Mo.
2002
----

Outstanding
Principal
Balance
